Exhibit 99.1

News Release

PartnerRe Ltd. Reports Second Quarter and Half Year 2010 Results

•	Second Quarter Operating Earnings per share of $1.92; Net Income per share of $2.31

•	Second Quarter Annualized Operating ROE of 8.5%; Annualized Net Income ROE of 10.2%

•	Half Year Operating Earnings per share of $1.35; Net Income per share of $3.13

•	Half Year Annualized Operating ROE of 3.1%; Annualized Net Income ROE of 7.1%

•	Book Value of $85.32 per share, up 1% year-to-date, and 16% year over year

PEMBROKE, Bermuda, August 4, 2010 — PartnerRe Ltd. (NYSE, Euronext: PRE) today reported net income of $190.9 million, or $2.31 per share on a fully diluted basis for the second quarter of 2010. This net income includes net after-tax realized and unrealized gains on investments of $29.7 million, or $0.38 per share. Net income for the second quarter of 2009 was $474.3 million, or $8.10 per share, including net after-tax realized gains on investments of $279.6 million, or $4.86 per share. Operating earnings for the second quarter of 2010 were $151.5 million, or $1.92 per share on a fully diluted basis. This compares to operating earnings of $179.3 million, or $3.12 per share, for the second quarter of 2009.

Net income for the first six months of 2010 was $270.6 million, or $3.13 per share. This net income includes net after-tax realized and unrealized gains on investments of $140.3 million, or $1.74 per share. Net income for the first six months of 2009 was $615.8 million, or $10.43 per share, including net after-tax realized and unrealized gains on investments of $205.1 million, or $3.57 per share, as well as a net after-tax gain of $57.0 million, or $0.99 per share, from the purchase of approximately 75% of the Company’s outstanding Capital Efficient Notes (CENts) in the first quarter of 2009. Operating earnings for the first six months of 2010 were $109.8 million, or $1.35 per share on a fully diluted basis. This compares to operating earnings of $335.0 million, or $5.84 per share, for the first six months of 2009.

Operating earnings exclude net after-tax realized and unrealized investment gains and losses, net after-tax realized gain on the purchase of the CENts and net after-tax interest in results of equity investments, and are calculated after payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on the second quarter and half year 2010 results, PartnerRe Chief Executive Officer Patrick Thiele said, “We had good second quarter 2010 results although there were a number of cross-currents, including the cost of a voluntary termination plan related to the integration of PARIS RE. For the half year, we showed strong net written premium growth of 35%, while operating earnings were down due to the combined impact of the Chilean earthquake and the Deepwater Horizon losses, reflecting the normal volatility we expect in our results.”

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House, 5th Floor	Fax +1 441 292 6080
90 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended June 30		Six months ended June 30
	2010	2009	2010	2009
Net Premiums Written	$1,112,735	$844,659	$2,896,899	$2,152,717
Net Premiums Earned	$1,104,631	$826,129	$2,258,410	$1,692,579
Non-life Combined Ratio	89.8%	83.5%	103.8%	85.3%
Net Income	$190,927	$474,269	$270,581	$615,789
Net Income per share (a)	$2.31	$8.10	$3.13	$10.43
Operating Earnings (a)	$151,537	$179,290	$109,755	$335,033
Operating Earnings per share (a)	$1.92	$3.12	$1.35	$5.84

(a)	Net income/loss per share is defined as net income/loss available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss available to common shareholders is defined as net income/loss less preferred dividends. Operating earnings/loss is defined as net income/loss available to common shareholders excluding after-tax net realized and unrealized gains/losses on investments, after-tax net realized gain on the purchase of the CENts and after-tax interest in earnings/losses of equity investments. Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.

Net premiums written for the second quarter of 2010 were $1.1 billion, compared to $844.7 million in the second quarter of 2009. Total revenues for the second quarter of 2010 were $1.3 billion, essentially flat with the second quarter of 2009, and included $1.1 billion of net premiums earned, compared to $826.1 million in the second quarter of 2009; net investment income of $174.5 million, which compares to $135.6 million in the second quarter of 2009; and pre-tax net realized and unrealized investment gains of $46.0 million as compared to pre-tax net realized and unrealized investment gains of $306.5 million for the second quarter of 2009.

For the first six months of 2010, net premiums written were $2.9 billion, compared to $2.2 billion in the first six months of 2009. Total revenues for the first half of 2010 were $2.8 billion, compared to $2.3 billion for the first half of 2009, and included $2.3 billion of net premiums earned, compared to $1.7 billion in the first half of 2009; net investment income of $347.6 million, which compares to $268.7 million for the first six months of 2009; and pre-tax net realized and unrealized investment gains of $191.5 million as compared to pre-tax net realized and unrealized investment gains of $236.4 million for the first half of 2009; and a

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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pre-tax gain of $88.4 million from the purchase of approximately 75% of the Company’s outstanding CENts during the first half of 2009.

During the second quarter of 2010, the Company repurchased 4.9 million common shares at a total cost of approximately $369 million. For the first six months of 2010, the Company repurchased 7.9 million common shares at a total cost of approximately $600 million. Approximately 2.0 million common shares now remain under the current repurchase authorization of 8.0 million common shares.

Separately, the Company announced today that its Board of Directors declared a quarterly dividend of $0.50 per common share. The dividend will be payable on September 1, 2010, to common shareholders of record on August 20, 2010, with the stock trading ex-dividend commencing August 18, 2010.

Results by Segment

The Non-life segment reported net premiums written of $939 million for the second quarter of 2010, compared to $724 million in the same period in 2009. The combined ratio was 89.8% for the second quarter of 2010 compared to 83.5% for the same period in 2009. The Non-life technical result was $176 million for the second quarter of 2010 compared to $171 million in the same period in 2009. For the first six months of 2010, Non-life net premiums written were $2.5 billion, compared to $1.9 billion for same period of 2009. The six-month technical result was $87 million, compared to $319 million for the same period in 2009. The combined ratio for the six month period was 103.8% compared to 85.3% in 2009.

The U.S. business, which represented 15% of total net premiums written for the quarter, reported net premiums written of $170 million for the second quarter of 2010, compared to $249 million in last year’s second quarter. Net premiums earned were $184 million in the second quarter of 2010, compared to $258 million for the same period in 2009. The technical ratio for this sub-segment was 83.8% for the second quarter of 2010, compared to 87.9% in the second quarter of 2009. The technical result for the second quarter of 2010 was a gain of $29 million, compared to a gain of $31 million for the same period in 2009. For the first six months of 2010, net premiums written were $462 million, compared to $561 million in the first six months of 2009. Net premiums earned for the first six months of 2010 were $417 million, compared to $500 million for the same period in 2009. The six-month technical ratio was 87.6%, compared to 90.4% in 2009. The technical result for the half-year was $51 million compared to $48 million in 2009.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

The Global (Non-U.S.) P&C business, which represented 13% of total net premiums written for the quarter, reported net premiums written of $142 million for the second quarter of 2010, compared to $118 million for the same period in 2009. Net premiums earned during the second quarter of 2010 were $174 million, compared to $161 million in the second quarter of 2009. The technical ratio for this sub-segment was 90.0% for the second quarter of 2010 compared to 75.2% for the same period in 2009. The technical result for the second quarter of 2010 was $17 million, compared to $40 million for the same period in 2009. For the six months, net premiums written were $482 million, compared to $417 million for the first half of 2009. Net premiums earned for the first six months of 2010 were $340 million, compared to $318 million for the same period in 2009. The six-month technical ratio was 114.3%, compared to 74.5% in 2009. The technical result for the half-year 2010 was a loss of $49 million compared to a gain of $81 million for the first six months of 2009.

The Global (Non-U.S.) Specialty business, which represented 26% of total net premiums written for the quarter, reported net premiums written of $285 million for the second quarter of 2010, compared to $232 million for the second quarter of 2009. Net premiums earned were $267 million for the quarter, compared to $232 million in the same period in 2009. This sub-segment’s technical ratio was 88.4% for the second quarter of 2010 compared to 87.0% for the second quarter of 2009. The technical result for the second quarter of 2010 was $31 million, essentially flat with the same period in 2009. For the six-month period, net premiums written were $637 million, compared to $563 million in the first half of 2009. Net premiums earned for the first six months of 2010 were $522 million, compared to $479 million for the same period in 2009. The six-month technical ratio was 90.4%, compared to 87.5% in 2009. The technical result for the half-year 2010 was $51 million compared to $60 million for the first six months of 2009.

The Catastrophe business, which represented 11% of total net premiums written for the quarter, reported net premiums written of $125 million for the second quarter of 2010, flat with the same period in 2009. Net premiums earned were $62 million for the second quarter of 2010, compared to $52 million in the same period in 2009. This sub-segment’s technical ratio was (22.3)% for the second quarter of 2010 compared to (35.1)% for the second quarter of 2009. The technical result for the second quarter of 2010 was $76 million, compared to $70 million for the same period in 2009. For the six-month period, net premiums written were $371 million, compared to $330 million for the first six months of 2009. Net premiums earned for the first six months of 2010 were $153 million, compared to $131 million for the same period in 2009. The six-month technical ratio was 76.4%, compared to 0.3% in 2009. The technical result for the half-year was $36 million in 2010 compared to $130 million in 2009.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

The PARIS RE business, which represented 20% of total net premiums written for the second quarter of 2010, reported net premiums written of $217 million. Net premiums earned were $244 million for the second quarter of 2010. This sub-segment’s technical ratio was 90.7%, while the technical result was $23 million for the second quarter 2010. For the six-month period, net premiums written were $594 million, and net premiums earned were $488 million. The six-month technical ratio was 100.4%, and the technical result was a loss of $2 million.

The Life segment, which represented 15% of total net premiums written for the second quarter of 2010, reported net premiums written of $167 million for the second quarter of 2010, compared to $116 million in the second quarter of 2009. The allocated underwriting result for the quarter was a loss of $13 million, compared to a gain of $15 million in the same period of 2009. For the six-month period, net premiums written were $349 million, with an allocated underwriting result of nil, compared with net premiums written of $277 million and an allocated underwriting result of $20 million in the first half of 2009.

The Company’s capital markets and investment activities are reported under the heading of “Corporate and Other”. Within Corporate and Other, capital markets and investment activities contributed $151 million to pre-tax operating income in the second quarter and $304 million to pre-tax operating income in the first six months of the year, as compared to $123 million and $241 million in 2009, respectively. Separately, as the Company reports changes in the unrealized market values of invested assets and funds held – directly managed assets in net income, the capital markets and investment activities contributed pre-tax non-operating gains of $47 million and $195 million in the second quarter and first half of 2010, respectively, compared to pre-tax non-operating gains of $313 million and $236 million, respectively, in the second quarter and first half of 2009.

Balance Sheet Items

At June 30, 2010, total assets were $23.6 billion, essentially flat with December 31, 2009. Over the trailing 12 month period, total investments, cash and funds held – directly managed increased 47% to $17.8 billion at June 30, 2010. Gross Non-life loss and loss expense reserves were $10.3 billion at June 30, 2010, compared to $10.8 billion at December 31, 2009. During the second quarter of 2010, the Company’s estimate of Non-life reserves for prior accident years was reduced by $121 million due to favorable development. The overall prior year reserve development for the second quarter of 2010 in the Non-life segment includes net favorable development in all sub-segments, with reductions of $47 million in the U.S. sub-segment, $17 million in the Global (Non-U.S.) P&C sub-segment, $39 million in the Global (Non-U.S.) Specialty sub-segment, $8 million in the Catastrophe sub-segment,

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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and $10 million in the PARIS RE sub-segment. In the second quarter of 2009, Non-life reserves for prior years developed favorably by $143 million. Policy benefits for life and annuity contracts were $1.6 billion at June 30, 2010, essentially flat with the December 31, 2009 level. During the second quarter of 2010, the Company’s estimate of Life reserves for prior years developed adversely by $28 million, while there was favorable development of $4 million in the second quarter of 2009.

At June 30, 2010, total capital was $7.9 billion, and total shareholders’ equity was $7.1 billion. This compares to total capital of $8.0 billion, and total shareholders’ equity of $7.6 billion at December 31, 2009. Book value per common share at June 30, 2010 was $85.32 on a fully diluted basis compared to $84.51 per diluted share at December 31, 2009.

For additional information, the Company has posted a second quarter 2010 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data.

Commentary and Outlook

Mr. Thiele said, “Our July 1 renewals were consistent with those at January 1, and expected profitability was reasonable considering the current low level of interest rates and assuming a continuing low underlying loss trend. This current market environment, which may last for some time, validates our decision to purchase PARIS RE last year. We have a larger more diversified book of business which gives us greater flexibility in generating shareholder value over the long-term.”

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments, after-tax net realized gain on the purchase of the CENts, and the after-tax interest in earnings/losses of equity investments, where the Company does not control the investee companies’ activities. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses total capital, which is defined as total shareholders’

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

equity, long-term debt, senior notes and CENts, to manage the capital structure of the Company.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2009, total revenues were $5.4 billion. At June 30, 2010, total assets were $23.6 billion, total capital was $7.9 billion and total shareholders’ equity was $7.1 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd. (441) 292-0888 Investor Contact: Robin Sidders Media Contact: Celia Powell	Sard Verbinnen & Co. (212) 687-8080 Drew Brown/Briana Kelly

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.

Consolidated Statements of Operations and Comprehensive Income

(Expressed in thousands of U.S. dollars, except per share data)

(Unaudited)

	For the three months ended June 30, 2010	For the three months ended June 30, 2009	For the six months ended June 30, 2010	For the six months ended June 30, 2009
Revenues
Gross premiums written	$1,140,175	$846,149	$3,049,501	$2,186,528

Net premiums written	$1,112,735	$844,659	$2,896,899	$2,152,717
Increase in unearned premiums	(8,104)	(18,530)	(638,489)	(460,138)

Net premiums earned	1,104,631	826,129	2,258,410	1,692,579
Net investment income	174,454	135,593	347,576	268,720
Net realized and unrealized investment gains	46,046	306,536	191,519	236,417
Net realized gain on purchase of capital efficient notes	—	—	—	88,427
Other income	753	3,361	2,028	7,942

Total revenues	1,325,884	1,271,619	2,799,533	2,294,085

Expenses
Losses and loss expenses and life policy benefits	704,631	458,898	1,716,967	977,797
Acquisition costs	244,144	181,689	464,251	381,657
Other operating expenses	160,151	98,468	288,286	182,062
Interest expense	12,803	6,335	19,935	15,482
Amortization of intangible assets	7,833	—	12,636	—
Net foreign exchange (gains) losses	(11,021)	1,202	(14,648)	4,550

Total expenses	1,118,541	746,592	2,487,427	1,561,548

Income before taxes and interest in earnings of equity investments	207,343	525,027	312,106	732,537
Income tax expense	17,762	56,954	45,316	116,765
Interest in earnings of equity investments	1,346	6,196	3,791	17

Net income	$190,927	$474,269	$270,581	$615,789

Preferred dividends	$8,631	$8,631	$17,263	$17,263

Operating earnings available to common shareholders	$151,537	$179,290	$109,755	$335,033

Comprehensive income, net of tax	$84,271	$512,396	$91,249	$625,040

Per Share Data:
Earnings per common share:
Basic operating earnings	$1.96	$3.17	$1.38	$5.92
Net realized and unrealized investment gains, net of tax	0.38	4.94	1.77	3.63
Net realized gain on purchase of capital efficient notes, net of tax	—	—	—	1.00
Interest in earnings of equity investments, net of tax	0.02	0.12	0.04	0.03

Basic net income	$2.36	$8.23	$3.19	$10.58

Weighted average number of common shares outstanding	77,365.4	56,609.8	79,519.2	56,560.8

Diluted operating earnings (1)	$1.92	$3.12	$1.35	$5.84
Net realized and unrealized investment gains, net of tax	0.38	4.86	1.74	3.57
Net realized gain on purchase of capital efficient notes, net of tax	—	—	—	0.99
Interest in earnings of equity investments, net of tax	0.01	0.12	0.04	0.03

Diluted net income	$2.31	$8.10	$3.13	$10.43

Weighted average number of common and common share equivalents outstanding	78,796.4	57,469.0	81,050.7	57,394.9

(1)	Income before taxes and interest in earnings of equity investments includes $20.0 million and $45.5 million of expenses related to the acquisition of Paris Re for the three months and six months ended June 30, 2010, respectively, and includes $33.8 million and $35.2 million of expenses related to the Company’s voluntary severance plan for the three months and six months ended June 30, 2010, respectively. See page 53 of the Company’s Financial Supplement as of June 30, 2010.

8

PartnerRe Ltd.

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)

(Unaudited)

	June 30, 2010	December 31, 2009
Assets
Investments:
Fixed maturities, trading securities, at fair value	$13,556,761	$14,143,093
Short-term investments, trading securities, at fair value	106,773	137,346
Equities, trading securities, at fair value	885,999	795,539
Other invested assets	246,664	225,532

Total investments	14,796,197	15,301,510
Funds held - directly managed	1,875,305	2,124,826
Cash and cash equivalents, at fair value, which approximates amortized cost	1,085,325	738,309
Accrued investment income	184,715	218,739
Reinsurance balances receivable	2,627,422	2,249,181
Reinsurance recoverable on paid and unpaid losses	406,549	367,453
Funds held by reinsured companies	859,050	938,039
Deferred acquisition costs	672,694	614,857
Deposit assets	300,162	313,798
Net tax assets	73,414	79,044
Goodwill	455,533	455,533
Intangible assets	206,044	247,269
Other assets	93,724	83,986

Total assets	$23,636,134	$23,732,544

Liabilities
Unpaid losses and loss expenses	$10,342,589	$10,811,483
Policy benefits for life and annuity contracts	1,566,899	1,615,193
Unearned premiums	2,295,576	1,706,816
Other reinsurance balances payable	478,862	426,091
Deposit liabilities	314,723	330,015
Net tax liabilities	336,588	444,789
Accounts payable, accrued expenses and other	208,666	231,441
Current portion of long-term debt	200,000	200,000
Debt related to senior notes	750,000	250,000
Debt related to capital efficient notes	70,989	70,989

Total liabilities	16,564,892	16,086,817

Shareholders’ Equity
Common shares (par value $1.00, issued: 2010, 83,215,032; 2009, 82,585,707)	83,215	82,586
Series C cumulative preferred shares (par value $1.00, issued and outstanding: 2010 and 2009, 11,600,000; aggregate liquidation preference: 2010 and 2009, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding: 2010 and 2009, 9,200,000; aggregate liquidation preference: 2010 and 2009, $230,000,000)	9,200	9,200
Additional paid-in capital	3,387,335	3,357,004
Accumulated other comprehensive (loss) income:
Currency translation adjustment	(91,235)	82,843
Other accumulated comprehensive (loss) income	(3,170)	2,084
Retained earnings	4,274,755	4,100,782
Common shares held in treasury, at cost (2010, 7,865,177 shares; 2009, 5,000 shares)	(600,458)	(372)

Total shareholders’ equity	7,071,242	7,645,727

Total liabilities and shareholders’ equity	$23,636,134	$23,732,544

Shareholders’ Equity Per Common Share (excluding cumulative preferred shares: 2010 and 2009, $520,000,000)	$86.94	$86.29

Diluted Book Value Per Common and Common Share Equivalents Outstanding (assuming exercise of all share-based awards)	$85.32	$84.51

Number of Common and Common Share Equivalents Outstanding	76,780.8	84,319.7

9

PartnerRe Ltd.

Segment Information

(in millions of U.S. dollars)

(Unaudited)

For the three months ended June 30, 2010

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Paris Re	Total Non-life Segment	Life Segment	Corporate and Other	Total
Gross premiums written	$170	$144	$288	$125	$246	$973	$167	$—	$1,140
Net premiums written	$170	$142	$285	$125	$217	$939	$167	$7	$1,113
Decrease (increase) in unearned premiums	14	32	(18)	(63)	27	(8)	6	(6)	(8)

Net premiums earned	$184	$174	$267	$62	$244	$931	$173	$1	$1,105
Losses and loss expenses and life policy benefits	(95)	(112)	(173)	19	(175)	(536)	(169)	—	(705)
Acquisition costs	(60)	(45)	(63)	(5)	(46)	(219)	(25)	—	(244)

Technical result	$29	$17	$31	$76	$23	$176	$(21)	$1	$156

Other income (loss)						1	1	(1)	1
Other operating expenses						(82)	(13)	(65)	(160)

Underwriting result						$95	$(33)	n/a	$(3)

Net investment income							20	154	174

Allocated underwriting result (1)							$(13)	n/a	n/a

Net realized and unrealized investment gains								46	46
Interest expense								(13)	(13)
Amortization of intangible assets								(8)	(8)
Net foreign exchange gains								11	11
Income tax expense								(17)	(17)
Interest in earnings of equity investments								1	1

Net income								n/a	$191

Loss ratio (2)	51.4%	64.4%	64.9%	(30.4)%	71.8%	57.6%
Acquisition ratio (3)	32.4	25.6	23.5	8.1	18.9	23.4

Technical ratio (4)	83.8%	90.0%	88.4%	(22.3)%	90.7%	81.0%
Other operating expense ratio (5)						8.8

Combined ratio (6)						89.8%

For the three months ended June 30, 2009

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total
Gross premiums written	$248	$120	$232	$125	$725	$116	$5	$846
Net premiums written	$249	$118	$232	$125	$724	$116	$5	$845
Decrease (increase) in unearned premiums	9	43	—	(73)	(21)	7	(5)	(19)

Net premiums earned	$258	$161	$232	$52	$703	$123	$—	$826
Losses and loss expenses and
life policy benefits	(164)	(83)	(152)	22	(377)	(85)	3	(459)
Acquisition costs	(63)	(38)	(50)	(4)	(155)	(27)	—	(182)

Technical result	$31	$40	$30	$70	$171	$11	$3	$185

Other income					1	—	2	3
Other operating expenses					(55)	(11)	(32)	(98)

Underwriting result					$117	$—	n/a	$90

Net investment income						15	121	136

Allocated underwriting result (1)						$15	n/a	n/a

Net realized and unrealized investment gains							307	307
Interest expense							(6)	(6)
Net foreign exchange losses							(2)	(2)
Income tax expense							(57)	(57)
Interest in earnings of equity investments							6	6

Net income							n/a	$474

Loss ratio (2)	63.7%	51.5%	65.5%	(43.0)%	53.6%
Acquisition ratio (3)	24.2	23.7	21.5	7.9	22.0

Technical ratio (4)	87.9%	75.2%	87.0%	(35.1)%	75.6%
Other operating expense ratio (5)					7.9

Combined ratio (6)					83.5%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

10

PartnerRe Ltd.

Segment Information

(in millions of U.S. dollars)

(Unaudited)

For the six months ended June 30, 2010

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Paris Re	Total Non-life Segment	Life Segment	Corporate and Other	Total
Gross premiums written	$462	$485	$667	$371	$707	$2,692	$354	$3	$3,049

Net premiums written	$462	$482	$637	$371	$594	$2,546	$349	$2	$2,897
Increase in unearned premiums	(45)	(142)	(115)	(218)	(106)	(626)	(12)	(1)	(639)

Net premiums earned	$417	$340	$522	$153	$488	$1,920	$337	$1	$2,258
Losses and loss expenses and
life policy benefits	(245)	(305)	(358)	(105)	(405)	(1,418)	(299)	—	(1,717)
Acquisition costs	(121)	(84)	(113)	(12)	(85)	(415)	(49)	—	(464)

Technical result	$51	$(49)	$51	$36	$(2)	$87	$(11)	$1	$77

Other income (loss)						2	1	(1)	2
Other operating expenses						(160)	(27)	(101)	(288)

Underwriting result						$(71)	$(37)	n/a	$(209)

Net investment income							37	311	348

Allocated underwriting result (1)							$—	n/a	n/a

Net realized and unrealized investment gains								191	191
Interest expense								(20)	(20)
Amortization of intangible assets								(13)	(13)
Net foreign exchange gains								15	15
Income tax expense								(45)	(45)
Interest in earnings of equity investments								4	4

Net income								n/a	$271

Loss ratio (2)	58.7%	89.6%	68.6%	68.4%	83.0%	73.9%
Acquisition ratio (3)	28.9	24.7	21.8	8.0	17.4	21.6

Technical ratio (4)	87.6%	114.3%	90.4%	76.4%	100.4%	95.5%
Other operating expense ratio (5)						8.3

Combined ratio (6)						103.8%

For the six months ended June 30, 2009

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total
Gross premiums written	$561	$419	$591	$330	$1,901	$281	$5	$2,187

Net premiums written	$561	$417	$563	$330	$1,871	$277	$5	$2,153
Increase in unearned premiums	(61)	(99)	(84)	(199)	(443)	(14)	(3)	(460)

Net premiums earned	$500	$318	$479	$131	$1,428	$263	$2	$1,693
Losses and loss expenses and
life policy benefits	(326)	(158)	(309)	11	(782)	(198)	2	(978)
Acquisition costs	(126)	(79)	(110)	(12)	(327)	(55)	—	(382)

Technical result	$48	$81	$60	$130	$319	$10	$4	$333

Other income					3	1	4	8
Other operating expenses					(109)	(21)	(52)	(182)

Underwriting result					$213	$(10)	n/a	$159

Net investment income						30	239	269

Allocated underwriting result (1)						$20	n/a	n/a

Net realized and unrealized investment gains							236	236
Net realized gain on purchase of capital efficient notes							89	89
Interest expense							(15)	(15)
Net foreign exchange losses							(5)	(5)
Income tax expense							(117)	(117)
Interest in earnings of equity investments							—	—

Net income							n/a	$616

Loss ratio (2)	65.2%	49.6%	64.5%	(8.6)%	54.8%
Acquisition ratio (3)	25.2	24.9	23.0	8.9	22.9

Technical ratio (4)	90.4%	74.5%	87.5%	0.3%	77.7%
Other operating expense ratio (5)					7.6

Combined ratio (6)					85.3%

11